UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2011

TEXAS INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1341 West Mockingbird Lane Dallas, Texas		75247
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code:  (972) 647-6700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement

On November 30, 2011, Texas Industries, Inc. (the “Company”) and NNS Holding, one of the largest stockholders of the Company, and Mr. Nassef Sawiris (NNS Holding and Mr. Sawiris together are referred to as the “NNS Parties”) agreed to terminate immediately the Standstill Agreement (the “Standstill Agreement”) dated as of July 16, 2010, among the Company and the NNS Parties.  The Standstill Agreement was due to expire on December 31, 2011, one month after it was terminated.  Under the Standstill Agreement, the NNS Parties had agreed not to take certain actions with respect to the Company, including among other things not to acquire more than 20% of the outstanding common shares of the Company or more than 20% of the outstanding principal amount of publicly held notes issued by the Company, not to effect any tender offer, exchange offer, merger, acquisition, recapitalization or other extraordinary transaction involving the Company and not to solicit proxies with respect to the election of directors or any other proposal to be considered at any meeting of shareholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS INDUSTRIES, INC.

	By:	/s/ Frederick G. Anderson
Date: December 1, 2011		Frederick G. Anderson Vice President-General Counsel and Secretary